EXHIBIT 99.1

STRATA Skin Sciences, Inc. Announces Preliminary Q4 FY 2019 Revenue and Key Financial Metrics

Preliminary, unaudited fourth quarter revenues in the range of $8.8 million to $8.85 million

Preliminary, unaudited fourth quarter recurring revenues in the range of $6.5 million to $6.55 million

Preliminary, unaudited fourth quarter revenues result in double digit growth

Domestic installed base increased by 36 placements in the fourth quarter, driven by strategic agreements with PE backed groups of clinics

Horsham, PA, January 13, 2020 — STRATA Skin Sciences, Inc. (NASDAQ: SSKN) (“STRATA” or the “Company”), a medical technology company in Dermatology and Plastic Surgery dedicated to developing, commercializing, and marketing innovative products for the treatment of dermatologic conditions, today reported its preliminary, unaudited fourth quarter 2019 revenues and key financial metrics.

•	Preliminary, unaudited Q4 2019 revenues in the range of $8.8 million to $8.85 million, as compared to $8.0 million in the fourth quarter of 2018.
•	Preliminary, unaudited Q4 2019 recurring revenue in the range of $6.5 million to $6.55 million as compared to $5.87 million in the fourth quarter of 2018.
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In Q4 2019, net XTRAC systems placed in domestic dermatologists’ offices was 36. Overall in the quarter, the Company placed 50 systems and removed 14 systems; 38 of the 50 placements were related to strategic agreements with private equity backed groups of clinics and 6 placements were comebacks of previous owners of excimer lasers (for a total of 19 comebacks in 2019).

•	In Q4 2019, net XTRAC systems placed in international markets were 8, driven by the new distribution contract signed in Q3 2019.
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At December 31, 2019, total XTRAC systems placed domestically was 820, as compared to 746 systems placed as of December 31, 2018, a net increase of 74 systems. Total XTRAC systems placed internationally was 10, as compared to none as of December 31, 2018.

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Preliminary, unaudited cash and cash equivalents, including restricted cash was $15.6 million as of December 31, 2019, as compared to $16.2 million as of September 30, 2019.  The decrease is primarily related to the refinancing and extinguishment of the Company’s existing term note and one-time legal and accounting expenses associated with the delinquent filings.

Dr. Dolev Rafaeli, the Company’s President and CEO stated, “We were very pleased with our reported preliminary revenue growth this quarter and anticipate reporting a corresponding increase in our fourth quarter margins. In 2019, we positioned ourselves for growth by leveraging our unique business model and invested over $4.5 million in our install base and direct to consumer advertising. As a result, we were able to significantly expand both our domestic and international footprints and grow our total install base. We look forward to continued strength in 2020 supported by our previously announced refinancing of our term note which will add over $700 thousand to the bottom line in the coming year.”

The preliminary unaudited results described in this press release are estimates only and are subject to revision until the Company reports its full financial results for the year ended December 31, 2019.

About STRATA Skin Sciences, Inc. (www.strataskinsciences.com)
STRATA Skin Sciences is a medical technology company in Dermatology and Plastic Surgery dedicated to developing, commercializing and marketing innovative products for the treatment of dermatologic conditions. Its products include the XTRAC® excimer laser and VTRAC® lamp systems utilized in the treatment of psoriasis, vitiligo and various other skin conditions.

The Company’s proprietary XTRAC® excimer laser delivers a highly targeted therapeutic beam of UVB light to treat psoriasis, vitiligo, eczema, atopic dermatitis and leukoderma, diseases which impact over 35 million patients in the United States alone. The technology is covered by multiple patents, including exclusive rights for patents for the delivery of treatment to vitiligo patients.

STRATA’s unique business model leverages targeted Direct to Consumer (DTC) advertising to generate awareness and utilizes its in-house call center and insurance advocacy teams to increase volume for the Company’s partner dermatology clinics.

The XTRAC business has used this proven DTC model to grow its domestic dermatology partner network to over 820 clinics, with a worldwide installed base of over 2,000 devices. The Company is able to offer 90% of DTC patients an introduction to physicians prescribing a reimbursable solution, using XTRAC, within a 10-mile radius of their house. The Company is a leader in dermatology in-clinic business generation for its partners.

Safe Harbor
This press release, and oral statements made regarding the subjects of this release contains "forward-looking statements" within the meaning of the Securities Litigation Reform Act of 1995, or the Reform Act, which may include, but are not limited to, statements regarding the Company’s revenue growth estimates, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts, including statements identified by words such as “believe,” “plan,” “seek,” “expect,” “intend,” “estimate,” “anticipate,” “will,” and similar expressions. All statements addressing the Company’s ability to generate the anticipated revenue stream, the Company’s ability to generate sufficient cash flow to fund the Company’s ongoing operations and research and development activities beginning at any time in the future, litigation and regulatory proceedings to which the Company might be subject; the Company’s ability to implement business strategies, including its acquisition, business development and comeback strategies; the Company’s acquisition and business development strategy may not be successful in locating advantageous targets; the Company’s ability to successfully integrate any assets, liabilities, customers, systems and management personnel it acquires into its operations and its ability to realize related revenue synergies, strategic gains and cost savings may be significantly harder to achieve, if at all, or may take longer to achieve; potential goodwill impairment charges, future impairment charges and fluctuations in the fair values of reporting units or of assets in the event projected financial results are not achieved within expected time frames; the Company’s debt and debt service requirements which may restrict its operational and financial flexibility, as well as imposing unfavorable interest and financing costs; the Company’s ability to maintain its existing credit facilities or obtain satisfactory new credit facilities; regulatory and political factors or conditions affecting the Company and/or the medical device industry in general; the public’s reaction to the Company’s new advertisements and marketing campaigns under development, and the Company’s ability to build a leading franchise in dermatology and aesthetics, and the Company’s ability to grow revenues and sustain that growth as well as statements expressing optimism or pessimism about future operating results are forward-looking statements within the meaning of the Reform Act. The forward-looking statements are based on management’s current views and assumptions regarding future events and operating performance, and are inherently subject to significant business, economic, and competitive uncertainties and contingencies and changes in circumstances, many of which are beyond the Company’s control. The statements in this press release are made as of the date of this press release, even if subsequently made available by the Company on its website or otherwise. The Company does not undertake any obligation to update or revise these statements to reflect events or circumstances occurring after the date of this press release.

Although the Company does not make forward-looking statements unless it believes it has a reasonable basis for doing so, the Company cannot guarantee their accuracy. The foregoing factors, among others, could cause actual results to differ materially from those described in these forward-looking statements. For a list of other factors which could affect the Company’s results, including revenue growth estimates, see the Company’s filings with the Securities and Exchange Commission, including “Cautionary Note Regarding Forward-Looking Statements,” “Item 1A. Risk Factors,” and “Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations” set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018. No undue reliance should be placed on any forward-looking statements.

Investor Contacts:
Matthew Hill, Chief Financial Officer	Matthew Picciano, Managing Director
STRATA Skin Sciences, Inc.	LifeSci Advisors, LLC
215-619-3200	646-889-1200
ir@strataskin.com	mpicciano@lifesciadvisors.com